Exhibit 10.16

Amendment

to the

Mason Slaine

Employment Agreement

This Amendment (the “Amendment”) to the Employment Agreement by and between Information Holdings, Inc. (the “Company”) and Mason Slaine (the “Executive”), dated as of April 30, 2002 (the “Employment Agreement”), is entered into as of this 17th day of January, 2003.

WHEREAS, the Company and the Executive are presently parties to the Employment Agreement; and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties do hereby amend the Employment Agreement as follows:

1.                                       By deleting the last paragraph of Section 6(e) in its entirety, and replacing it with the following:

In the event that Executive resigns pursuant to this Section 6(e) or if the Company terminates Executive’s employment without Just Cause following a Change of Control, the company shall pay to Executive in a lump sum an amount equal to three times (i) the Salary in effect immediately prior to the termination of employment plus (ii) the Bonus Executive received for the fiscal year immediately prior to the fiscal year in which his termination of employment occurred; provided, however, that if such Change of Control occurs in calendar year 2003, the Salary described in clause (i) above shall equal the Salary as in effect at the time of such Change of Control, and the Bonus described in clause (ii) above shall equal 50% of the Salary as in effect at the time of such Change of Control.  Payments pursuant to this Section 6(e) shall not apply to termination of Executive’s employment on account of his death.

2.                                       Except as provided herein and to the extent necessary to give full effect to the provisions of this Agreement, the terms of the Employment Agreement shall remain in full force and effect.

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[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

INFORMATION HOLDINGS, INC.

/s/ Vincent A. Chippari
By: Vincent A. Chippari
Title: Executive V.P. & CFO

/s/ Mason Slaine
Mason Slaine